                                                                     EXHIBIT 1.1


                             4,025,000 COMMON UNITS
                     REPRESENTING LIMITED PARTNER INTERESTS

                        HERITAGE PROPANE PARTNERS, L.P.




                             UNDERWRITING AGREEMENT

                                                           Proof of June 2, 1996


DEAN WITTER REYNOLDS INC.
OPPENHEIMER & CO., INC.
A.G. EDWARDS & SONS, INC.
PRUDENTIAL SECURITIES  INCORPORATED
    As Representatives of the several Underwriters
    c/o Dean Witter Reynolds Inc.
          2 World Trade Center
          65th Floor
          New York, New York 10048

Dear Sirs:

                 1. Introductory. Heritage Propane Partners, L.P., a Delaware limited partnership (the "Partnership"), proposes to issue and sell, pursuant to the terms of this Agreement, to the several Underwriters named in Schedule A hereto (the "Underwriters" which term also shall include any underwriter substituted as hereinafter provided in Section 11) an aggregate of 4,025,000 common units representing limited partner interests in the Partnership (the "Common Units"). The aggregate of 4,025,000 Common Units to be sold by the Partnership is herein called the "Firm Units." The Partnership also proposes to sell severally to the Underwriters, on a pro rata basis, at the option of the Underwriters, an aggregate of not more than 603,750 additional Common Units as provided in Section 3 of this Agreement. The aggregate of 603,750 Common Units so proposed to be sold is herein called the "Optional Units." The Firm Units and the Optional Units are collectively referred to herein as the "Units." Dean Witter Reynolds Inc. and the other Representatives are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the "Representatives."

                 It is understood and agreed by all parties hereto that the initial public offering price at which the Units are to be sold to the public shall not be higher than the price recommended by Dean Witter Reynolds Inc. acting as "qualified independent underwriter" ("QIU") for the offering of the Units within the meaning of Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. (the "NASD"). Dean Witter Reynolds Inc. is sometimes referred to herein as the "Independent Underwriter."

                 It is further understood and agreed to by all parties that the Partnership was formed to acquire and operate the business and assets of Heritage Holdings, Inc., a Delaware corporation ("Heritage"), and its subsidiaries. Heritage will serve as the general partner (the "General Partner") of both the Partnership and Heritage Operating, L.P., a Delaware limited partnership (the "Operating Partnership"). The Partnership, the Operating Partnership and the General Partner are collectively referred to herein as the "Heritage Parties."

                 It is further understood and agreed to by all parties that concurrently with the closing of the offering of Units contemplated hereby and as conditions to such closing, (a) Heritage will issue $120 million in senior secured notes (the "Senior Notes") to certain institutional investors pursuant to a Note Agreement (the "Note Agreement"), (b) pursuant to a Contribution, Conveyance and Assumption Agreement (the "Contribution Agreement"), the General Partner will convey (the "Conveyance") substantially all of its assets (other than approximately $80.1 million in proceeds from the issuance of the Senior Notes and certain non-operating assets) (the "Transferred Assets") to the Operating Partnership and Heritage Service Corp., a Delaware corporation and a wholly owned subsidiary of the Operating Partnership ("Corporate Sub"), in exchange for a general partner interest and all the limited partner interests in the Operating Partnership and the assumption by the Operating Partnership of substantially all of the liabilities of the General Partner (including the Senior Notes, but excluding certain notes payable pursuant to non-compete agreements entered into in connection with prior acquisitions), (c) pursuant to the Contribution Agreement, the General Partner will convey its limited partner interests in the Operating Partnership to the Partnership in exchange for 3,702,943 subordinated units representing limited partner interests (the "Subordinated Units") and a general partner interest in the Partnership, (d) the Partnership will contribute the net proceeds from the sale of the Units to the Underwriters to the Operating Partnership, which will use such proceeds and approximately $39.9 million in cash contributed by Heritage from the proceeds of the issuance of the Senior Notes to repay approximately $117.1 million of indebtedness assumed by the Operating Partnership in the Conveyance pursuant to a Debt Repayment Agreement (the "Debt Repayment Agreement"), (e) Heritage will use approximately $62.6 million in proceeds from the issuance of the Senior Notes to finance the repurchase of equity interests in Heritage pursuant to an Equity Repurchase Agreement (the "Equity Repurchase Agreement"), as a result of which all of the outstanding capital stock of Heritage will be owned by certain members of management, and (f) the Operating Partnership will enter into a Bank Credit Agreement (the "Bank Credit Agreement") providing for a $15 million working capital facility and a $35 million acquisition facility (the transactions described in clauses (a) through (f) are collectively referred to as the "Transactions"). The Partnership, the Operating Partnership, Corporate Sub, the other direct or indirect subsidiaries of either Heritage prior to the Transactions or the Partnership following the Transactions (the "Subsidiaries"), including without limitation M-P Oils, Ltd., an Alberta corporation ("M-P Corporation"), and M-P Oils Partnership, an Alberta general partnership ("M-P Partnership"), and the General Partner are collectively referred to herein as the "Heritage Entities."

In connection with the consummation of the Transactions, the Heritage Entities will enter into various bills of sale, conveyances, deeds and other assignments pursuant to the Contribution Agreement (collectively with the Contribution Agreement, the "Conveyance Agreements").

                 2. (a) Representations and Warranties of the Heritage Parties. Each of the Heritage Parties represents and warrants to, and agrees with, the several Underwriters that:

                 (i) A registration statement on Form S-1 (File No. 333-4018) with respect to the Units, a copy of which has heretofore been delivered to you, has been carefully prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the published rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Act, and has been filed with the Commission under the Act; and the Partnership has so prepared and filed or proposes so to file prior to the effective date of such registration statement an amendment to such registration statement including the final form of prospectus (which may omit such information as permitted by Rule 430A of the Rules and Regulations). Such registration statement as amended and the prospectus constituting a part thereof (including in each case the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) or Rule 434 of the Rules and Regulations) are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any prospectus shall have been, or shall be, provided to the Underwriters by the Partnership for use in connection with the offering of the Units which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such prospectus is required to be filed by the Partnership pursuant to Rule 424(b) of the Rules and Regulations), the term "Prospectus" shall also refer to such prospectus from and after the time it is first provided to the Underwriters for such use. If the Partnership elects to rely on Rule 434 under the Rules and Regulations, all references to the Prospectus shall be deemed to include, without limitation, the form of prospectus and the term sheet, taken together, provided to the Underwriters by the Partnership in reliance on Rule 434 under Rules and Regulations (the "Rule 434 Prospectus"). If the Partnership files a registration statement to register a portion of the Units and relies on Rule 462(b) for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to "Registration Statement" herein shall be deemed to be to both the registration statement referred to above (No. 333-4018) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Act. The Commission has not issued any order preventing or suspending the use of any Prospectus.

                 (ii) When the Registration Statement becomes effective, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations. At the time the Registration Statement becomes effective, the Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Prospectus, at the time the Registration Statement becomes effective (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Partnership for use in connection with the offering of the Units which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) and at the Closing Date (as hereinafter defined) and the Option Closing Date (as hereinafter defined), will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations, warranties and agreements shall not apply to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with, written information furnished to the Partnership by or on behalf of any Underwriter, directly or through the Representatives, specifically for use in the preparation thereof. Each of the statements made by the Partnership in the Registration Statement and the Prospectus within the coverage of Rule 175(b) of the Rules and Regulations, including (but not limited to) any statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

                 (iii) Except as disclosed in the Registration Statement and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, (A) none of the Heritage Entities has incurred any liabilities or obligations (indirect, direct or contingent) or entered into any oral or written agreements or other transactions not in the ordinary course of business that, singly or in the aggregate, could reasonably be expected to be material to the Heritage Entities considered as a whole or that could reasonably be expected to result in a material reduction in the earnings of the Heritage Entities considered as a whole, (B) none of the Heritage Entities has sustained any loss or interference with its business or properties from strike, fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that, singly or in the aggregate, could reasonably be expected to be material to the Heritage Entities considered as a whole, (C) there has been no material change in the indebtedness of any of the Heritage Entities, no material change in the capitalization of any Heritage Entity and no distribution of any kind declared, paid or made by any of the Heritage Entities, and (D) there has not been any material adverse change, nor any development that could, singly or in the aggregate, result in a material adverse change in the condition (financial or other), business, prospects or results of operations of the Heritage Entities considered as a whole, whether or not arising in the ordinary course of business.

                 (iv) Each of the Partnership and the Operating Partnership is a limited partnership duly formed and validly existing under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") with full partnership power and authority to own or lease its properties to be owned or leased at the Closing Date, to assume the liabilities being assumed by it pursuant to the Conveyance Agreements and to conduct its business to be conducted at the Closing Date in all material respects as described in the Registration Statement and the Prospectus, and each of the Partnership and the Operating Partnership is, or at the Closing Date will be, duly registered or qualified as a foreign limited partnership to conduct its business and is in good standing in each jurisdiction or place where the nature or location of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify (A) would not reasonably be expected to have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Heritage Entities considered as a whole, or (B) would not subject the limited partners of the Partnership to any material liability or disability.

                 (v) The General Partner is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease its properties and to conduct its business and to act as general partner of the Partnership and of the Operating Partnership in each case in all material respects as described in the Registration Statement and the Prospectus, and the General Partner is duly registered or qualified as a foreign corporation to conduct its business and is in good standing in each jurisdiction or place where the nature or location of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify (A) would not reasonably be expected to have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Heritage Entities considered as a whole or (B) would not subject the limited partners of the Partnership to any material liability or disability.

                 (vi) Corporate Sub is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease its properties and to conduct its business in all material respects as described in the Registration Statement and the Prospectus, and Corporate Sub is duly registered or qualified as a foreign corporation to conduct its business and is in good standing in each jurisdiction or place where the nature or location of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify (A) would not reasonably be expected to have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Heritage Entities considered as a whole, or (B) would not subject the limited partners of the Partnership to any material liability or disability.

                 (vii) M-P Corporation is a corporation duly organized and validly existing in good standing under the laws of the Province of Alberta, Canada with full corporate power and authority to own or lease its properties and to conduct its business in all material respects as described in the Registration Statement and the Prospectus, and M-P Corporation is duly registered or qualified as a foreign corporation to conduct its business and is in good standing in each jurisdiction or place where the nature or location of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify (A) would not reasonably be expected to have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of Heritage Entities considered as a whole, or (B) would not subject the limited partners of the Partnership to any material liability or disability.

                 (viii) M-P Partnership is a general partnership duly formed and validly existing under the laws of the Province of Alberta, Canada with full partnership power and authority to own or lease its properties to be owned or leased at the Closing Date and to conduct its business to be conducted at the Closing Date in all material respects as described in the Registration Statement and the Prospectus, and M-P Partnership is, or at the Closing Date will be, duly registered or qualified as a foreign general partnership to conduct its business and is in good standing in each jurisdiction or place where the nature or location of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify (A) would not reasonably be expected to have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Heritage Entities considered as a whole, or (B) would not subject the limited partners of the Partnership to any material liability or disability.

                 (ix) Neither the General Partner, the Partnership nor the Operating Partnership has any subsidiaries (other than the Partnership and Operating Partnership themselves and the Corporate Sub, M-P Corporation and M-P Partnership) which, individually or considered as a whole, would be deemed to be a significant subsidiary (as such term is defined in Section 1-02 of Regulation S-X under the Act).

                 (x) The General Partner is the sole general partner of the Partnership with a 1% general partner interest in the Partnership; such general partner interest is duly authorized by the Agreement of Limited Partnership of the Partnership (as the same may be amended and restated at or prior to the Closing Date, the "Partnership Agreement") between the General Partner and James E. Bertelsmeyer, as organizational limited partner (the "Organizational Limited Partner"), and was validly issued to the General Partner; and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

                 (xi) The General Partner is the sole general partner of the Operating Partnership with a 1.0101% general partner interest in the Operating Partnership; such general partner interest is duly authorized by the Agreement of Limited Partnership of the Operating Partnership (as the same may be amended and restated at or prior to the Closing Date, the "Operating Partnership Agreement," and together with the Partnership Agreement, the "Partnership Agreements") between the General Partner and the Partnership, and was validly issued to the General Partner; and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

                 (xii) At the Closing Date, the General Partner will own limited partner interests in the Partnership represented by 3,702,943 Subordinated Units; at the Closing Date, there will be issued to the Underwriters the Firm Units (assuming no purchase by the Underwriters of Optional Units); at the Closing Date or the Option Closing Date, as the case may be, the Firm Units or the Optional Units, as the case may be, and the limited partner interests represented thereby will be duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor as provided herein, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); and other than the 3,702,943 Subordinated Units owned by the General Partner at the

Closing Date or the Option Closing Date, as the case may be, the Units will be the only limited partner interests of the Partnership issued and outstanding.

                 (xiii) At the Closing Date and the Option Closing Date, (A) the Partnership will be the sole limited partner of the Operating Partnership, with a limited partner interest of 98.9899%; (B) such limited partner interest will be duly authorized by the Operating Partnership Agreement, will be validly issued in accordance with the Operating Partnership Agreement and will be fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement -- Limited Liability"); and (C) the Partnership will own such limited partner interest in the Operating Partnership free and clear of all liens, encumbrances, security interests, equities, charges or claims.

                 (xiv) All of the outstanding shares of capital stock of the General Partner have been duly authorized and validly issued and are fully paid and nonassessable; and, except as described in the Prospectus and except pursuant to the Equity Repurchase Agreement, the related Pledge Agreement and the stockholders' agreements referred to therein, all of the issued shares of capital stock of the General Partner are owned by the registered holders thereof free and clear of all liens, encumbrances, security interests, equities, charges or claims.

                 (xv) At the Closing Date and the Option Closing Date, all of the outstanding shares of capital stock of Corporate Sub will have been duly authorized and validly issued and will be fully paid and nonassessable; and all of the issued shares of capital stock of Corporate Sub will be registered on its books in the name of the Operating Partnership, free and clear of all liens, encumbrances, security interests, equities, charges or claims.

                 (xvi) All of the outstanding shares of capital stock of M-P Corporation have been duly authorized and validly issued and are fully paid and nonassessable; and at the Closing Date and the Option Closing Date, all of the issued shares of capital stock of M-P Corporation will be registered on its books in the name of the Operating Partnership, free and clear of all liens, encumbrances, security interests, equities, charges or claims.

                 (xvii) M-P Corporation owns a general partner interest of 60% in M-P Partnership; such general partner interest is duly authorized by the Partnership Agreement of M-P Partnership and will have been validly issued in accordance with such partnership agreement; and M-P Corporation owns such general partner interest in M-P Partnership free and clear of all liens, encumbrances, security interests, equities, charges or claims.

                 (xviii) Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any limited partner interests in the Partnership or the Operating Partnership pursuant to either of the Partnership Agreements or any agreement or other instrument to which the Partnership or the Operating Partnership is a party or by which either of them may be bound. Except as described in the

Prospectus, there are no outstanding options or warrants to purchase any Common Units or Subordinated Units. The Units, when issued and delivered against payment therefor as provided herein, and the Subordinated Units, when issued and delivered in accordance with the terms of the Partnership Agreement and the Contribution Agreement, will conform in all material respects to the description thereof contained in the Prospectus. The Partnership has all requisite power and authority to issue, sell and deliver (A) the Units, in accordance with and upon the terms and conditions set forth in this Agreement and in the Prospectus, and (B) the Subordinated Units, in accordance with the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. At the Closing Date and the Option Closing Date, all corporate and partnership action, as the case may be, required to be taken by any of the Heritage Entities or any of their shareholders, members or partners for the authorization, issuance, sale and delivery of the Units and the Subordinated Units and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements (as defined in Section 2(a)(xx) hereof) shall have been validly taken.

                 (xix) The execution and delivery of, and the performance by each of the Heritage Parties of their respective obligations under, this Agreement have been duly and validly authorized by each of the Heritage Parties, and this Agreement has been duly executed and delivered by each of the Heritage Parties, and constitutes the valid and legally binding agreement of each of the Heritage Parties, enforceable against each of the Heritage Parties in accordance with its terms, provided that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as rights to indemnity and contribution thereunder may be limited by federal and state securities laws.

                 (xx) At or before the Closing Date, the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and the Organizational Limited Partner and will be a valid and legally binding agreement of the General Partner and the Organizational Limited Partner, enforceable against the General Partner and the Organizational Limited Partner in accordance with its terms; at or before the Closing Date, the Operating Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and the Partnership and will be a valid and legally binding agreement of the General Partner and the Partnership, enforceable against the General Partner and the Partnership in accordance with its terms; at or before the Closing Date, each of the Conveyance Agreements will have been duly authorized, executed and delivered by the parties thereto and will be a valid and legally binding agreement of the parties thereto enforceable against such parties in accordance with its terms; at or before the Closing Date, the Senior Notes and the Note Agreements will have been duly authorized, executed and delivered by the General Partner and will be valid and legally binding agreements of the General Partner enforceable against the General Partner in accordance with their respective terms and, upon assumption of the Senior Notes and the Note Agreements by the Operating Partnership pursuant to the Contribution Agreement, will be valid and legally binding agreements of the Operating Partnership enforceable against the Operating Partnership in accordance with their respective terms;

at or before the Closing Date, the Debt Repayment Agreement will have been duly authorized, executed and delivered by Heritage and the Operating Partnership and will be a valid and legally binding agreement of Heritage and the Operating Partnership enforceable against Heritage and the Operating Partnership in accordance with its terms; at or before the Closing Date, the Equity Repurchase Agreement will have been duly authorized, executed and delivered by Heritage and will be a valid and legally binding agreement of Heritage enforceable against Heritage in accordance with its terms; at or before the Closing Date, the Bank Credit Agreement will have been duly authorized, executed and delivered by the Operating Partnership and will be a valid and legally binding agreement of the Operating Partnership enforceable against the Operating Partnership in accordance with its terms; provided that, with respect to each agreement described in this Section 2(a)(xx), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Partnership Agreements, the Conveyance Agreements, the Senior Notes, the Note Agreements, the Debt Repayment Agreement, the Equity Repurchase Agreement and the Bank Credit Agreement are herein collectively referred to as the "Operative Agreements."

                 (xxi) None of the offering, issuance and sale by the Partnership of the Units, the offering, issuance and sale by the General Partner of the Senior Notes, the execution, delivery and performance of this Agreement and the Operative Agreements by any of the Heritage Entities which are parties thereto, nor the consummation of the transactions contemplated hereby and thereby (including the Transactions) (A) conflicts or will conflict with or constitutes or will constitute a violation of the agreement of limited partnership, certificate or articles of incorporation or bylaws or other organizational documents of any of the Heritage Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Heritage Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any order, judgment, decree or injunction of any court or governmental agency or body directed to any of them or any of their properties in a proceeding to which any of them or their property is a party, (D) violates or will violate any statute, law, regulation or judgment, injunction, order or decree applicable to any of the Heritage Entities or any of their respective properties or (E) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Heritage Entities, in the case of clauses (B), (C), (D) or (E) which conflicts, breaches, violations or defaults would be reasonably expected to have a material adverse effect upon the condition (financial or other), business, prospects, properties, net worth or results of operations of the Heritage Entities considered as a whole.

                 (xxii) No permit, consent, approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement or the Operative Agreements, or the consummation by the Heritage Entities of the Transactions, except (A) for such permits, consents, approvals and similar authorizations required under the Securities

Act, the Exchange Act and the securities or "Blue Sky" laws of certain jurisdictions, (B) for such permits, consents, approvals and similar authorizations which have been, or prior to the Closing Date will be, obtained,
(C) for such permits, consents, approvals and similar authorizations which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect upon the condition (financial or other), business, prospects, properties, net worth or results of operations of the Heritage Entities considered as a whole and (D) as set forth or contemplated in the Prospectus.

                 (xxiii) Except as described in the Prospectus, none of the Heritage Entities is in (A) violation of its agreement of limited partnership, certificate or articles of incorporation or bylaws or other organizational documents, or of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it, or (B) breach, default (or an event which, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation would, if continued, reasonably be expected to have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Heritage Entities considered as a whole. To the knowledge of the Heritage Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Heritage Entities is a party or by which any of them is bound or to which any of their properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, reasonably be expected to have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Heritage Entities considered as a whole.

                 (xxiv) Arthur Andersen LLP, who have expressed their opinions on the audited financial statements included in the Registration Statement and the Prospectus, are independent public accountants with respect to the Partnership and the General Partner as required by the Act and the Rules and Regulations.

                 (xxv) Turlington and Company, L.L.P., who have expressed their opinions on the audited financial statements of Carolane Propane Gas, Inc. included in the Registration Statement and the Prospectus, are independent public accountants with respect to the Partnership and the General Partner as required by the Act and the Rules and Regulations.

                 (xxvi) David R. Gargano, CPA, P.C., who have expressed their opinion on the audited financial statements of Kingston Propane, Inc. included in the Registration Statement and the Prospectus, are independent public accountants with respect to the Partnership and the General Partner as required by the Act and the Rules and Regulations.

                 (xxvii) At ___________________, the Partnership would have had, on the pro forma basis indicated in the Prospectus, a capitalization as set forth therein. The financial statements

(including the related notes and supporting schedules) included in the Registration Statement and the Prospectus present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein. The selected historical and pro forma information set forth in the Registration Statement and the Prospectus under the caption "Selected Historical and Pro Forma Financial and Operating Data" is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements and pro forma financial statements from which it has been derived. The pro forma financial statements of the Partnership included in the Registration Statement and the Prospectus have been prepared in all material respects in accordance with the applicable accounting requirements of Article 11 of Regulation S-X of the Commission; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the General Partner, reasonable; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements.

                 (xxviii) There are no legal or governmental proceedings pending or, to the knowledge of the Heritage Parties, threatened, against any Heritage Entity, or to which any Heritage Entity is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act.

                 (xxix) The General Partner and its Subsidiaries have, and upon consummation of the Transactions on the Closing Date, the Operating Partnership, Corporate Sub or another Subsidiary will have, good and indefeasible title to all real property and good title to all personal property described in the Prospectus to be owned by it, free and clear of all liens, claims, security interests or other encumbrances except (A) as described in the Prospectus and (B) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Prospectus; and all real property and buildings held under lease by the General Partner and its Subsidiaries are held by the General Partner and its Subsidiaries, and upon consummation of the Transactions on the Closing Date, will be held by the Operating Partnership, Corporate Sub or another Subsidiary, under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of such properties considered as a whole as they have been used in the past and are proposed to be used in the future as described in the Prospectus. The Conveyance Agreements will be, as of the Closing Date, legally sufficient to transfer or convey to the Operating Partnership, Corporate Sub or another Subsidiary all properties that are, individually or in the aggregate, required to enable the Operating Partnership, Corporate Sub or such Subsidiary to conduct their operations (in all material respects as contemplated by the Prospectus), subject to the conditions, reservations and limitations contained in the Conveyance Agreements and those set forth in the Prospectus. The Operating Partnership,

Corporate Sub and the other Subsidiaries will, upon execution and delivery of the Conveyance Agreements, succeed in all material respects to the business, assets, properties, liabilities and operations reflected by the pro forma financial statements of the Partnership, except as disclosed in the Prospectus.

                 (xxx) The Partnership has not distributed and, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the Act) in connection with the offering and sale of the Units other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Act, including Rule 134 of the general rules and regulations thereunder.

                 (xxxi) Each of the Heritage Entities, has, or at the Closing Date will have, such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits which, if not obtained, would not have, individually or in the aggregate, a material adverse effect upon the ability of the Heritage Entities considered as a whole to conduct its businesses in all material respects as currently conducted and as contemplated by the Prospectus to be conducted; each of the Heritage Entities has, or at the Closing Date will have, fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such revocations, terminations and impairments that would not have a material adverse effect upon the ability of the Heritage Entities considered as a whole to conduct its businesses in all material respects as currently conducted and as contemplated by the Prospectus to be conducted, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Heritage Entities considered as a whole.

                 (xxxii) Each of the Heritage Entities (A) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (B) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management's general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 (xxxiii)   To the knowledge of the Heritage Parties, none of
the Heritage Entities nor any employee or agent of any of the Heritage Entities has made any payment of funds of any of the Heritage Entities or received or retained any funds in either case in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

                 (xxxiv)   No transaction has occurred between or among
Heritage, its Subsidiaries and any of their respective officers, directors, stockholders or affiliates or, to the best knowledge of the Heritage Parties, any affiliate of any such officer, director or stockholder, that is required to be described in the Registration Statement that is not so described.

                 (xxxv) Each of the Heritage Entities has filed all material tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns, other than those (A) which, if not paid, would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Heritage Entities considered as a whole, or (B) which are being contested in good faith.

                 (xxxvi)   No holder of any security of the Partnership has any
right to require registration of Common Units or any other security of the Partnership because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement.

                 (xxxvii) Each of the Heritage Entities owns or possesses, or at the Closing Date will own or possess, all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by it or any of the Heritage Entities or necessary for the conduct of its respective business, other than those which if not so owned or possessed would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Heritage Entities considered as a whole and none of the Heritage Entities is aware of any claim to the contrary or any challenge by any other person to the rights of the Heritage Entities with respect to the foregoing.

                 (xxxviii) None of the Heritage Entities is now, and after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" will be, (A) an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (B) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" thereof, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                 (xxxix) Each of the Heritage Entities has complied with all provisions of Florida Statutes, Section 517.075, relating to issuers doing business with Cuba.

                 (xl) None of the Heritage Entities has violated any environmental, safety, health or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), or lacks any permits, licenses or other approvals required of them under applicable Environmental Laws to own, lease or operate their properties and conduct their business as described in the Prospectus or is violating any terms and conditions of any such permit, license or approval, which in each case would reasonably be expected to have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Heritage Entities considered as a whole.

                 (xli) None of the Heritage Entities has violated any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees nor any applicable wage or hour laws, nor any provisions of the Employee Retirement Income Security Act of 1974 or the rules and regulations promulgated thereunder, nor has any of the Heritage Entities engaged in any unfair labor practice, which in each case would reasonably be expected to have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Heritage Entities considered as a whole; there is (A) no unfair labor practice complaint pending against any of the Heritage Entities or, to the best knowledge of the Heritage Parties, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement pending against any of the Heritage Entities or, to the best knowledge of the Heritage Parties, threatened against any of them, (B) no significant strike, labor dispute, slowdown or stoppage pending against any of the Heritage Entities or, to the best knowledge of the Heritage Parties, threatened against any of the Heritage Entities and (C) to the best knowledge of the Heritage Parties, no union representation question existing with respect to the employees of the Heritage Entities and, to the best knowledge of the Heritage Parties, no union organizing activities taking place, except in the cases of clauses (A), (B) and (C), such complaints, grievances, arbitration proceedings, strikes, labor disputes, slowdowns, stoppages or questions, which if determined adversely to the Heritage Entities, would not individually or in the aggregate reasonably be expected to result in a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Heritage Entities considered as a whole.

                 (xlii) The Heritage Parties maintain insurance covering the properties, operations, personnel and businesses of the Heritage Entities. In the reasonable judgment of the Heritage Parties, such insurance insures against such losses and risks as are reasonably adequate to protect the Heritage Entities and their businesses. None of the Heritage Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance; all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

                 (xliii)   At each of the Closing Date and the Option Closing
Date, as the case may be, the General Partner will have (excluding its interests in the Partnership and the Operating Partnership and any notes receivable from or payable to the Partnership or the Operating Partnership) a net worth of at least $8.2 million. For purposes of this representation, assets will be valued at fair market value, and the General Partner's interest in the Partnership and the Operating Partnership (as general partner, limited partner and creditor) shall not be taken into account except as an offset to the Partnership's or the Operating Partnership's liabilities that are taken into account in computing such net worth.

                 (xliv) Except as described in the Prospectus, there is (A) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Heritage Parties, threatened or contemplated to which any of the Heritage Entities, or any of their respective subsidiaries, is or may be a party or to which the business or property of any of the Heritage Entities, is or may be subject, (B) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body and (C) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Heritage Entities, is or may be subject, that, in the case of clauses (A), (B) and (C) above, is reasonably expected to (1) singly or in the aggregate have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Heritage Entities considered as a whole, (2) prevent or result in the suspension of the offering and issuance of the Units or the Senior Notes or (3) in any manner draw into question the validity of this Agreement or any other Operative Agreement.

                 (xlv) Except as contemplated by this Agreement and an agreement between Heritage and Prudential Securities Inc., Dean Witter Reynolds Inc. and Oppenheimer & Co., Inc. in connection with the private placement of the Senior Notes, there is no broker, finder or other party that is entitled to receive from any of the Heritage Entities any brokerage or finder's fee or any other fee, commission or similar payment in connection with the Transactions.

                 (xlvi) Each of the offer, sale and issuance of the Subordinated Units to the General Partner pursuant to the Contribution Agreement and the Partnership Agreement and the offer, sale and issuance of the Senior Notes pursuant to the Note Agreement is exempt from the registration requirements of the Act and the securities laws of any state having jurisdiction with respect thereto, and none of the Heritage Entities has taken or will take any action that would cause the loss of such exemption.

                 (xlvii)   The Units have been approved for listing on the New
York Stock Exchange, subject only to official notice of issuance.

                 (b) Any certificate signed by an officer of the General Partner and delivered to the Representatives or counsel for the Underwriters shall be deemed a representation and warranty of each of the Heritage Parties to each Underwriter as to the matters covered thereby.

                 3.        Purchase by, and Sale and Delivery to, Underwriters;
Closing Date. On the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth, the Partnership agrees to sell to the Underwriters the Firm Units, and subject to the terms and conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Partnership, at the price of $________ per Unit, the number of Firm Units set forth opposite their names in Schedule A, subject to adjustment in accordance with Section 11 hereof.

                 The Partnership will deliver the Firm Units to the Representatives for the respective accounts of the several Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Partnership given at or prior to 12:00 Noon, New York Time, on the business day preceding the Closing Date or, if no such direction is received, in the names of the respective Underwriters in the amount set forth opposite each Underwriter's name on Schedule A hereto), against payment of the purchase price therefor by certified or official bank check or checks in New York Clearing House or similar next day funds, payable to the order of the Partnership, all at the offices of Andrews & Kurth L.L.P., 4200 Texas Commerce Tower, 600 Travis Street, Houston, Texas 77002. The time and date of delivery and closing shall be at 10:00 A.M., on the fourth full business day after the Registration Statement becomes effective (or, if the Partnership has elected to rely upon Rule 430A, the fourth full business day after execution of this Agreement); provided, however, that such date and time may be accelerated or extended by agreement between the Partnership and the Representatives or postponed pursuant to the provisions of Section 11 hereof. The time and date of such payment and delivery are herein referred to as the "Closing Date." The Partnership shall make the certificates for the Firm Units available to the Representatives for examination on behalf of the Underwriters not later than 3:00 P.M., New York Time, on the second business day preceding the Closing Date.

                 In addition, for the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Units as contemplated by the Prospectus, the Partnership hereby grants the Underwriters an option to purchase, severally and not jointly, up to 603,750 Common Units, the aggregate of the Optional Units. The purchase price per Unit to be paid for the Optional Units shall be the same price per Unit as for the Firm Units. The option granted hereby may be exercised as to all or any part of the Optional Units at any time not more than 30 days subsequent to the effective date of this Agreement. No Optional Units shall be sold and delivered unless the Firm Units previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Units or any portion thereof may be surrendered and terminated at any time upon notice by the Representatives to the Partnership.

                 The option granted hereby may be exercised by the Representatives on behalf of the Underwriters by giving written notice to the Partnership setting forth the number of Optional Units to be purchased by them and the date and time for delivery of and payment for the Optional Units. Such date and time for delivery of and payment for the Optional Units (which may be the Closing Date) is herein called the "Option Closing Date" and shall not be later than five business days after written notice is given. Optional Units shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Units set forth opposite such Underwriter's name in Schedule A hereto bears to the total number of Firm Units (subject to adjustment by the Representatives to eliminate odd lots). Upon exercise of the option by the Representatives, the Partnership agrees to sell to the Underwriters the number of Optional Units set forth in the written notice of exercise and the Underwriters agree, severally and not jointly, subject to the terms and conditions herein set forth, to purchase such Optional Units.

                 The Partnership will deliver the Optional Units to the Representatives for the respective accounts of the several Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Partnership given at or prior to 12:00 Noon, New York Time, on the business day preceding the Option Closing Date or, if no such direction is received, in the names of the respective Underwriters), against payment of the purchase price therefor by certified or official bank check or checks in New York Clearing House or similar next day funds, payable to the order of the Partnership, all at the offices of Andrews & Kurth L.L.P., 4200 Texas Commerce Tower, 600 Travis Street, Houston, Texas 77002. The Partnership shall make the certificates for the Optional Units available to the Representatives for examination on behalf of the Underwriters not later than 3:00 P.M., New York Time, on the second business day preceding the Option Closing Date.

                 It is understood that Dean Witter Reynolds Inc. or other Representatives, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Partnership on behalf of any Underwriter or Underwriters, for the Units to be purchased by such Underwriter or Underwriters. Any such payment by Dean Witter Reynolds Inc. or other Representatives shall not relieve such Underwriter or Underwriters from any of its or their other obligations hereunder.

                 After the Registration Statement becomes effective, the several Underwriters propose to make an initial public offering of the Units at the initial public offering price. The Representatives shall promptly advise the Partnership of the making of the initial public offering.

                 4.        Covenants and Agreements of the Heritage Parties.
Each of the Heritage Parties covenants and agrees with the several Underwriters that:

                 (a) The Partnership and the General Partner will use their best efforts to cause the Registration Statement to become effective under the Act, will advise the Representatives promptly as to the time at which the Registration Statement becomes effective, will advise the Representatives promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, and will use their best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting thereof, if issued. If the Partnership elects to rely on Rule 434 under the Rules and Regulations, the Partnership will prepare a "term sheet" that complies with the requirements of Rule 434 under the Rules and Regulations. If the Partnership elects not to rely on Rule 434, the Partnership will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file or transmit for filing with the Commission such Prospectus in accordance with Rule 424(b) of the Rules and Regulations by the close of business in New York on the business day immediately succeeding the date of this Agreement. If the Partnership elects to rely on Rule 434, the Partnership will provide the Underwriters with copies of the form of Rule 434 Prospectus, in such number as the Underwriters may reasonably request, and file or transmit for filing with the Commission the Rule 434 Prospectus in accordance with Rule

424(b) of the Rules and Regulations by the close of business in New York on the business day immediately succeeding the date of this Agreement.

                 (b) The Partnership will advise the Representatives promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information, and will not at any time file any amendment to the Registration Statement or supplement to the Prospectus which shall not previously have been submitted to the Representatives a reasonable time prior to the proposed filings thereof or to which the Representatives shall reasonably object in writing or which is not in compliance with the Act and the Rules and Regulations.

                 (c) The Partnership will prepare and file with the Commission, promptly upon the request of the Representatives, any amendments or supplements to the Registration Statement or the Prospectus (including any revised prospectus which the Partnership proposes for use by the Underwriters in connection with the offering of the Units which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424 of the Rules and Regulations or any term sheet prepared in reliance on Rule 434 of the Rules and Regulations) which in the opinion of the Representatives may be necessary to enable the several Underwriters to continue the distribution of the Units and will use its best efforts to cause the same to become effective as promptly as possible.

                 (d) If at any time prior to the expiration of nine months after the effective date of the Registration Statement when, in the opinion of counsel to the Underwriters, a prospectus relating to the Units is required to be delivered under the Act any event relating to or affecting the Heritage Entities occurs or has occurred as a result of which the Prospectus would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary, at any time to amend the Prospectus to comply with the Act, the Partnership will promptly notify the Representatives thereof and will prepare an amended or supplemented prospectus (in form and substance satisfactory to counsel to the Underwriters) which will correct such statement or omission; and, in case any Underwriter is required to deliver a prospectus relating to the Units nine months or more after the effective date of the Registration Statement, the Partnership upon the request of the Representatives and at the expense of such Underwriter will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of
Section 10(a)(3) of the Act.

                 (e) The Partnership will deliver to the Representatives, at or before the Closing Date, three signed copies of the Registration Statement and all amendments thereto including all financial statements and exhibits thereto, and will deliver to the Representatives such number of copies of the Registration Statement, including such financial statements but without exhibits, and of all amendments thereto, as the Representatives may reasonably request. The Partnership will deliver or mail to or upon the order of the Representatives on the date of the initial public offering, and thereafter from time to time during the period when delivery of a prospectus relating to the Units is required under the Act, as many copies of the Prospectus, in final form or as thereafter amended or supplemented as the Representatives may reasonably request; provided, however, that the expense of the preparation and delivery of any prospectus required for use nine months or more after the effective date of the Registration Statement shall be borne by the Underwriters required to deliver such prospectus.

                 (f) The Partnership will make generally available to its security holders as soon as practicable, but in any event not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Act) which will be in reasonable detail (but which need not be audited) and which will comply with
Section 11(a) of the Act, covering a period of at least twelve months beginning not later than the first day of the Partnership's fiscal quarter next following the "effective date" (as defined in Rule 158) of the Registration Statement.

                 (g) The Partnership and the General Partner will cooperate with the Representatives to enable the Units to be qualified for sale under the securities laws of such jurisdictions as the Representatives may designate and at the request of the Representatives will make such applications and furnish such information as may be reasonably required of them for that purpose; provided, however, that the Partnership and the General Partner shall not be required to qualify to do business or to file a general consent to service of process in any such jurisdiction. The Partnership and the General Partner will, from time to time, prepare and file such statements and reports as are or may be reasonably required of them to continue such qualifications in effect for so long a period as the Representatives may reasonably request for the distribution of the Units.

                 (h) The Partnership will furnish to its unitholders annual reports containing financial statements certified by independent public accountants and shall also furnish quarterly summary financial information in reasonable detail which may be unaudited. During the period of five years from the date hereof, the Partnership will deliver to the Representatives and, upon request, to each of the other Underwriters, copies of each annual report of the Partnership and each other report furnished by the Partnership to its unitholders and will deliver to the Representatives, as soon as they are available, copies of any other reports (financial or other) which the Partnership shall publish or otherwise make available to any of its security holders as such, and as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or the National Association of Securities Dealers, Inc. (the "NASD").

                 (i) The Partnership and the General Partner will use their best efforts to effect the listing of the Units on the New York Stock Exchange.

                 (j) The Heritage Entities will use the net proceeds received by them from the sale of the Units and the Senior Notes in the manner specified in the Prospectus under "Use of Proceeds."

                 (k) The Partnership will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 under the Act.

                 (l) Except as provided in this Agreement, during a period of 180 days from the date of this Agreement, the Partnership, the Operating Partnership and the General Partner will not, without prior written consent of Dean Witter Reynolds Inc., directly or indirectly, sell, offer to sell, grant any option or warrant for the sale of, or otherwise dispose of or enter into any agreement to sell, any Common Units or Subordinated Units, any securities that are convertible into or exercisable or exchangeable for or that represent the right to receive Common Units or Subordinated Units or any security that is senior to or pari passu with Common Units (other than the issuance of Common Units pursuant to employee benefit plans disclosed in the Registration Statement).

                 5. Payment of Expenses. The Heritage Parties will pay (directly or by reimbursement) all expenses incident to the performance of the obligations of the Heritage Entities under this Agreement, including but not limited to all expenses and taxes incident to delivery of the Units to the Representatives, all expenses incident to the registration of the Units under the Act and the printing of copies of the Registration Statement, the Prospectus, any amendments or supplements thereto including any term sheet delivered by the Partnership pursuant to Rule 434 of the Rules and Regulations, the "Blue Sky" memorandum, the Agreement Among Underwriters, Underwriters' Questionnaire and this Agreement and furnishing the same to the Underwriters and dealers except as otherwise provided in Sections 4(d) and 4(e), the fees and disbursements of the Partnership's counsel and accountants, all filing and printing fees and expenses (including legal fees and disbursements of counsel for the Underwriters) incurred in connection with qualification of the Units for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may designate, all fees and expenses paid or incurred in connection with filings made with the NASD, the fees and expenses incurred in connection with the listing of the Units on the New York Stock Exchange, the costs of preparing unit certificates, the costs and fees of any registrar or transfer agent, the transportation and other expenses incurred by or on behalf of the officers and employees of the Heritage Entities in connection with presentations to prospective purchasers of the Units, and all other costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section.

                 It is understood and agreed, however, that except as otherwise expressly provided in this Section 5 and Section 10 hereunder, the Underwriters shall pay their own direct costs and expenses, including the fees and expenses of their counsel, any advertising expenses incurred in connection with any offers they may make and the transportation and other expenses incurred by or on behalf of the Underwriters in connection with presentations to prospective purchasers of the Units.

                 If this Agreement is terminated by the Representatives in accordance with the provisions of Section 3 or Section 8 hereof, the Heritage Parties shall reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of Baker & Botts, L.L.P., counsel for the Underwriters.

                 6. Indemnification and Contribution. (a) Each of the Heritage Parties agrees to indemnify and hold harmless each Underwriter, each employee, officer, partner, director and agent of such Underwriter, and each person, if any, who controls such Underwriter within the meaning of the Act, against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, as incurred, which may be based upon the Act, or any other federal or state statute or at common law, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) or Rule 434 of the Rules and Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Partnership by such Underwriter, directly or through the Representatives, specifically for use in the preparation thereof; provided that the Partnership shall not be liable with respect to any claims made against any Underwriter or any such employee, officer, partner, director or agent or any such controlling person under this subsection unless such Underwriter or employee, officer, partner, director or agent or controlling person shall have notified the Partnership in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Underwriter or employee, officer, partner, director or agent or controlling person (such notification by an Underwriter shall suffice as notification on behalf of its officers, partners, directors, employees, agents and controlling persons), but failure to notify the Partnership of any such claim shall not relieve it from any liability which it may have to such Underwriter or employee, officer, partner, director or agent or controlling person otherwise than on account of the indemnity agreement contained in this
Section 6(a). In addition to and notwithstanding the foregoing, the Heritage Parties shall indemnify and hold harmless the Independent Underwriter against any loss, claim, damage or liability (or any action in respect thereof) arising from the Independent Underwriter participating, acting or serving as a QIU for the offering of the Units, except for any such losses, claims, damages or liabilities that are finally judicially determined to have resulted from the bad faith or gross negligence of the Independent Underwriter.

                 The Heritage Parties shall be entitled to participate at their own expense in the defense, or, if they so elect, to assume the defense for misstatements or omissions in a Prospectus of any suit brought to enforce any such liability, but, if the Heritage Parties elect to assume the defense, such defense shall be conducted by counsel chosen by them and reasonably satisfactory to such Underwriter or indemnified person, as the case may be. In the event the Heritage Parties elect to assume the defense of any such suit and retain such counsel, the Underwriter or Underwriters or other indemnified person or persons, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Partnership shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include such Underwriter or Underwriters or other indemnified person or persons, and such Underwriter or Underwriters or other indemnified person or persons have been advised by counsel that one or more legal defenses may be available to it or them which may not be available to the Heritage Parties, in which case the Heritage Parties shall not be entitled to assume the defense of such suit notwithstanding their obligation to bear the fees and expenses of such counsel. The Heritage Parties will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or other indemnified party is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent (i) includes an unconditional release of such Underwriter and each such other indemnified person or persons from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or as admission of fault, culpability or a failure to act by or on behalf of any indemnified party. The Heritage Parties agree that a breach of the preceding sentence shall cause irreparable harm to the Underwriters and that the Underwriters shall be entitled to injunctive relief from any appropriate court ordering specific performance of said provision. This indemnity agreement will be in addition to any liability which the Heritage Parties might otherwise have.

                 (b) Each Underwriter severally agrees to indemnify and hold harmless each of the Heritage Parties, each of their directors, each of their officers who have signed the Registration Statement, each of their employees, officers, directors and agents and each person, if any, who controls such Heritage Party within the meaning of the Act against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, as incurred, which may be based upon the Act, or any other statute or at common law, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the Rules and Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only insofar as any such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Partnership by such Underwriter, directly or through the Representatives, specifically for use in the preparation thereof; provided, however, that in no case is such Underwriter to be liable with respect to any claims made against the Heritage Parties or any person against whom the action is brought unless the Heritage Parties or such person shall have notified such Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Heritage Parties or such person, but failure to notify such Underwriter of such claim shall not relieve it from any such liability which it may have to the

Heritage Parties or such person otherwise than on account of its indemnity agreement contained in this Section 6(b). Such Underwriter shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if such Underwriter elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the Partnership or such person, as the case may be. In the event that any Underwriter elects to assume the defense of any such suit and retain such counsel, the Heritage Parties, said employees, agents, officers and directors and any other Underwriter or Underwriters or employee or employees or agent or agents or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, respectively. The Underwriter against whom indemnity may be sought shall not be liable to indemnify any person for any settlement of any such claim effected without such Underwriter's consent. This indemnity agreement will be in addition to any liability which such Underwriter might otherwise have.

                 (c) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to herein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Heritage Parties on the one hand and the Underwriters on the other from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party, as incurred, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Heritage Parties on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Heritage Parties on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Heritage Parties or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Heritage Parties and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. Notwithstanding the provisions of this subsection (c), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute are several in proportion to their respective underwriting obligations and not joint.

                 7. Survival of Indemnities, Representations, Warranties, Etc. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Heritage Parties and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Heritage Parties or any of their officers or directors or any controlling person, and shall survive delivery of and payment for the Units.

                 8. Conditions of Underwriters' Obligations. The respective obligations of the several Underwriters hereunder shall be subject to the accuracy, at and (except as otherwise stated herein) as of the date hereof and the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties made herein by the Heritage Parties, to the accuracy of the statements of the General Partner's officers or directors in any certificate furnished pursuant to the provisions hereof, to compliance at and as of the Closing Date or the Option Closing Date, as the case may be, by the Heritage Parties with their covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to such date, and to the following additional conditions:

                 (a) The Registration Statement shall become effective not later than 3:00 P.M., New York Time, on the date hereof or, with the consent of the Representatives, at a later time and date, not later, however, than 5:30 P.M., New York Time on the first business day following the date hereof, or at such later date as may be approved by a majority in interest of the Underwriters, and at such Closing Date (i) no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Heritage Parties or the Representatives, threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives, and (ii) there shall not have come to the attention of the Representatives any facts that would cause them to believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Units, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Partnership has elected to rely upon Rule 430A of the Rules and Regulations, the price of the Units and any price related information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Rules and Regulations within the prescribed time period, and before the Closing Date the Partnership shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations.

                 (b) At the time of execution of this Agreement, the Representatives shall have received from Arthur Andersen LLP, a letter, dated the date of such execution, in form and substance previously approved by the Representatives, and to the effect that:

                 (i) They are independent certified public accountants with respect to Heritage and its subsidiaries and the Partnership and its subsidiaries within the meaning of the Act and the Rules and Regulations.

                 (ii) In their opinion, the financial statements and supporting schedules examined by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations thereunder and they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements and selected financial data for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Representatives.

                 (iii) The unaudited selected financial information with respect to the consolidated results of operations and financial position of Heritage for the three most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such three fiscal years.

                 (iv) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of Heritage and its subsidiaries and the Partnership and its subsidiaries, inspection of the minute books of Heritage and its subsidiaries and the Partnership and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of Heritage and its subsidiaries and the Partnership and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                 (A) The unaudited consolidated statements of operations, consolidated balance sheets, consolidated statements of stockholders' deficit and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder, or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with the basis for the audited consolidated statements of operations, consolidated balance sheets, consolidated statements of stockholders' deficit and consolidated statements of cash flows included in the Prospectus.

                 (B) Any other unaudited statement of operations data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus.

                 (C) The unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited statement of operations data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included in the Prospectus.

                 (D) As of a specified date not more than three days prior to the date of such letter, there has been any change in the consolidated capital stock of Heritage or in the partnership interests in the Partnership or any increase in the consolidated long-term debt of Heritage and its subsidiaries and the Partnership and its subsidiaries, any decrease in the consolidated net current assets, net assets or other items specified by the Representatives, or any change in any other items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter.

                 (E) For the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in clause (D), there was any decrease in consolidated gross profit or operating income or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter.

                 (v) In addition to the examination referred to in their reports included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraph (iv) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and historical and pro forma financial information specified by the Representatives which are derived from the general accounting records of Heritage and its subsidiaries and the Partnership and its subsidiaries, which appear in the Prospectus or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of Heritage and its subsidiaries and the Partnership and its subsidiaries and have found them to be in agreement.

                 (c) At the time of execution of this Agreement, the Representatives shall have received from Turlington and Company, L.L.P., a letter, dated the date of such execution, in form and substance previously approved by the Representatives, and to the effect that:

                 (i) They are independent certified public accountants with respect to Heritage and its subsidiaries and the Partnership and its subsidiaries within the meaning of the Act and the Rules and Regulations.

                 (ii) In their opinion, the financial statements and supporting schedules examined by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and related published Rules and Regulations thereunder.

                 (d) At the time of execution of this Agreement, the Representatives shall have received from David R. Gargano, CPA, P.C., a letter, dated the date of such execution, in form and substance previously approved by the Representatives, and to the effect that:

                 (i) They are independent certified public accountants with respect to Heritage and its subsidiaries and the Partnership and its subsidiaries within the meaning of the Act and the Rules and Regulations.

                 (ii) In their opinion, the financial statements and supporting schedules examined by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and related published Rules and Regulations thereunder.

                 (e) The Representatives shall have received from Arthur Andersen LLP, a letter, dated the Closing Date, to the effect that such accountants reaffirm, as of such Closing Date, and as through made on such Closing Date, the statements made in the letter furnished by such accountants pursuant to paragraph (b) of this Section 8, except that the specified date will be a date not more than three business days prior to the Closing Date.

                 (f) You shall have received on the Closing Date, an opinion of Andrews & Kurth L.L.P., special counsel for the Heritage Parties, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

                 (i) Each of the Partnership and the Operating Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Act with all necessary partnership power and authority to own or lease its properties, assume the liabilities being assumed by it pursuant to the Operative Agreements and to conduct its business, in each case in all material respects as described in the Prospectus.

                 (ii) Each of the Partnership and the Operating Partnership is duly qualified or registered as a foreign limited partnership for the transaction of business under the laws of the states listed on Schedule I to such opinion; and, to such counsel's knowledge, such jurisdictions are the only jurisdictions in which the character of the business conducted by the Partnership or the Operating Partnership or the location of the properties owned or leased by them make such qualification or registration necessary (except where the failure to so qualify or so register would not reasonably be expected to (A) have a material adverse effect on the financial condition, business or results of operations of the Heritage Entities considered as a whole or (B) subject the limited partners of the Partnership to any material liability or disability).

                 (iii) The General Partner is duly qualified or registered as a foreign corporation for the transaction of business under the laws of the states listed on Schedule II to such opinion; and to the knowledge of such counsel, such jurisdictions are the only jurisdictions in which the character of the business conducted by the General Partner or the location of the properties owned or leased by it make such qualification or registration necessary (except where the failure to so qualify or so register would not reasonably be expected to (A) have a material adverse effect on the financial condition, business or results of operations of the Heritage Entities considered as a whole or (B) subject the limited partners of the Partnership to any material liability or disability).

                 (iv) Corporate Sub is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease its properties and to conduct its business as contemplated by the Prospectus.

                 (v) Corporate Sub is duly qualified or registered as a foreign corporation for the transaction of business under the laws of the states listed on Schedule III to such opinion; and to the knowledge of such counsel, such jurisdictions are the only jurisdictions in which the character of the business conducted by Corporate Sub or the location of the properties owned or leased by it make such qualification or registration necessary (except where the failure to so qualify or so register would not reasonably be expected to (A) have a material adverse effect on the financial condition, business or results of operations of the Heritage Entities considered as a whole or (B) subject the limited partners of the Partnership to any material liability or disability).

                 (vi) The General Partner is the sole general partner of the Partnership and the Operating Partnership with a general partner interest in the Partnership of 1% and a general partner interest in the Operating Partnership of 1.0101%; such general partner interests are duly authorized by the Partnership Agreement and the Operating Partnership Agreement, respectively, and were validly issued.

                 (vii) The 3,702,943 Subordinated Units to be issued to the General Partner pursuant to the Contribution Agreement and the Partnership Agreement and the limited partner interests represented thereby are duly authorized by the Partnership Agreement and, when issued and delivered pursuant to the terms of the Contribution Agreement and the Partnership Agreement, will be validly issued, fully paid (to the extent required) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under "The Partnership Agreement--Limited Liability").

                 (viii) The Partnership is the sole limited partner of the Operating Partnership, with a limited partner interest of 98.9899%; such limited partner interest is duly authorized by the Operating Partnership Agreement and is validly issued, fully paid (to the extent required) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability").

                 (ix) The 4,025,000 Common Units to be issued and sold to the Underwriters by the Partnership pursuant to the Underwriting Agreement and the limited partner interests represented thereby are duly authorized by the Partnership Agreement and, when issued and delivered against payment therefor as provided in the Underwriting Agreement, will be validly issued, fully paid (to the extent required) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); other than the 3,702,943 Subordinated Units that will be owned by the General Partner, the Firm Units will be the only limited partner interests of the Partnership issued at the Closing Date, unless the Option Closing Date and the Closing Date are the same date.

                 (x) The Partnership Agreement constitutes a valid and legally binding agreement of the General Partner and the Organizational Limited Partner, enforceable against the General Partner and the Organizational Limited Partner in accordance with its terms, except as the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and similar laws of general application relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and an implied covenant of good faith and fair dealing.

                 (xi) The Operating Partnership Agreement constitutes a valid and legally binding agreement of the General Partner and the Partnership, enforceable against the General Partner and the Partnership in accordance with its terms, except as the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and similar laws of general application relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and an implied covenant of good faith and fair dealing.

                 (xii) The General Partner owns its general partner interests in the Partnership and the Operating Partnership, and will own the 3,702,943 Subordinated Units to be issued to it pursuant to the Partnership Agreement and the Contribution Agreement, in each case free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma or Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Oklahoma or Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware Act.

                 (xiii) The Partnership owns its limited partner interest in the Operating Partnership free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma or Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Oklahoma or Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware Act.

                 (xiv) All of the issued and outstanding shares of capital stock of Corporate Sub have been duly authorized and validly issued and are fully paid and nonassessable; and all of such shares are owned of record by the Operating Partnership free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma or Delaware naming the Operating Partnership as debtor is on file in the office of the Secretary of State of the State of Oklahoma or Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware General Corporation Law.

                 (xv) This Agreement has been duly authorized and validly executed and delivered by each of the Heritage Parties.

                 (xvi) Each of the Conveyance Agreements has been duly authorized and validity executed and delivered by each of the Heritage Parties party thereto.

                 (xvii) The Senior Notes and the Note Agreements have been duly authorized and validly executed and delivered by the General Partner; and the Senior Notes and the Note Agreements constitute valid and legally binding agreements of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                 (xviii)   The statements in the Registration Statement and
Prospectus under the captions "The Transactions," "Cash Distribution Policy," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Description of Indebtedness," "Business and Properties--Transfer of the Partnership Assets," "Certain Relationships and Related Transactions--Contribution, Conveyance and Assumption Agreement," "Description of the Common Units" and "The Partnership Agreement," insofar as they constitute descriptions of the Operative Agreements, or refer to statements of law or legal conclusions, are accurate and complete in all material respects, and the Units and the Subordinated Units conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus.

                 (xix) None of the offering, issuance and sale by the Partnership of the Units, the offering, issuance and sale by the General Partner of the Senior Notes, the execution, delivery and performance of this Agreement and the Operative Agreements by any of the Heritage Entities which are parties thereto, nor the consummation of the transactions contemplated hereby and thereby (including the Transactions) (A) will constitute a violation of the agreement of limited partnership, certificate or articles of incorporation or bylaws or other organizational documents of any of the Heritage Entities, (B) constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which any of the Heritage Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any order, judgment, decree or injunction of any court or governmental agency or body known to such counsel directed to any of them or any of their properties in a proceeding to which any of them or their property is a party, (D) violates or will violate any statute, law or regulation applicable to any of the Heritage Entities or any of their respective properties or (E) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Heritage Entities.

                 (xx) No permit, consent, approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement or the Operative Agreements, or the consummation by the Heritage Entities of the Transactions, except (A) for such permits, consents, approvals and similar authorizations required under the Securities Act and the Exchange Act, (B) as may be required under state securities or "Blue Sky" laws, as to which such counsel need not express any opinion, (C) for such permits, consents, approvals and similar authorizations which have been obtained, (D) for such permits, consents, approvals and similar authorizations which (1) are of a routine or administrative nature, (2) are not customarily obtained or made prior to the consummation of transactions such as those contemplated hereby and by the Operative Agreements and (3) are expected in the reasonable judgment of the General Partner to be obtained in the ordinary course of business subsequent to the consummation of the Transactions,
(E) as may be required by the Public Utilities Holding Company Act of 1935, as to which such counsel need not express any opinion and (F) as set forth or contemplated in the Prospectus.

                 (xxi) The opinion of Andrews & Kurth L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

                 (xxii) The Registration Statement was declared effective under the Act on _________________, 1996; no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

                 (xxiii)   The Registration Statement and the Prospectus
(except for the financial statements and the notes and the schedules thereto and the other financial, statistical and accounting data included in the Registration Statement or the Prospectus, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations promulgated thereunder.

                 (xxiv) To the knowledge of such counsel, there are no agreements, contracts or other documents to which any of the Heritage Entities is a party that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                 (xxv) None of the Partnership, the Operating Partnership or the General Partner is an "investment company" or a company "controlled by" an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                 (xxvi) Upon delivery to the Underwriters of certificates evidencing the Units issued in the name of the Underwriters and payment by the Underwriters of the purchase price for the Units, the Underwriters will acquire the Units free of any adverse claim (as such term is defined in Section 8-302 of the New York Uniform Commercial Code), assuming that the Underwriters are acting in good faith and without notice of any adverse claim.

                 (xxvii)   Except as described in the Prospectus, there are no
preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any limited partner interests or shares in any of the Heritage Entities pursuant to either of the Partnership Agreements or the certificate of incorporation of the General Partner or, to the knowledge of such counsel, pursuant to any agreement or instrument to which any Heritage Party is a party or by which any of them may be bound. To such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated hereby gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership. To such counsel's knowledge, except as disclosed in the Prospectus, there are no outstanding options or warrants to purchase any Units or Subordinated Units or other partnership interests in the Partnership or the Operating Partnership. The Partnership has all requisite power and authority to issue, sell and deliver (A) the Units, in accordance with and upon the terms and conditions set forth in this Agreement and in the Registration Statement and Prospectus, and (B) the Subordinated Units, in accordance with the terms and conditions set forth in the Contribution Agreement and the Partnership Agreement. All corporate and partnership action required to be taken by the Heritage Entities and their shareholders for the authorization, issuance, sale and delivery of the Units and Subordinated Units and the consummation of the transactions contemplated hereby and by the Operative Agreements (including the Transactions) has been validly taken.

                 (xxviii) The Units have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

                 (xxix) Each of the offer, sale and issuance of the Subordinated Units to the General Partner pursuant to the Contribution Agreement and the Partnership Agreement and the offer, sale and issuance of the Senior Notes pursuant to the Note Agreement is exempt from the registration requirements of the Act and the securities laws of any state having jurisdiction with respect thereto.

                 In addition, such counsel shall state that they have participated in conferences with officers and other representatives of Heritage and the independent public accountants of the Partnership and Heritage and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus (except to the extent specified in the foregoing opinion), no facts have come to such counsel's attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, (ii) the other historical, pro forma and projected financial information and the statistical and accounting information included therein and (iii) the exhibits thereto, as to which such counsel need not comment), as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, and (ii) the other historical, pro forma and projected financial information and the statistical and accounting information included therein, as to which such counsel need not comment), as of its issue date and the Closing Date contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Heritage Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware Act, the Delaware General Corporation Law and the laws of the State of New York, (D) state that they express no opinion with respect to the title of any of the Heritage Entities to any of their respective real or personal property, and (E) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership, the General Partner, the Partnership or the Operating Partnership may be subject.

                 (g) You shall have received on the Closing Date, an opinion of Doerner, Saunders, Daniel & Anderson, special counsel for the Heritage Parties, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

                 (i) The General Partner is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease its properties, to conduct its business and to act as general partner of the Partnership and of the Operating Partnership, in each case in all material respects as described in the Prospectus.

                 (ii) All of the issued and outstanding shares of capital stock of the General Partner have been duly authorized and validly issued and are fully paid and nonassessable and, except as provided for in the Equity Repurchase Agreement and the related Pledge Agreement of even date herewith, are owned by the registered holders thereof free and clear of all liens, encumbrances, security interests, charges or claims, (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma or Delaware naming the registered holder thereof as debtor is on file in the office of the Secretary of State of the State of Oklahoma or Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware General Corporation Law.

                 (iii) M-P Corporation is a corporation duly organized and validly existing in good standing under the laws of the Province of Alberta, Canada, with full corporate power and authority to own or lease its properties, to conduct its business and to act as a general partner of M-P Partnership, in each case in all material respects as described in the Prospectus; all of the issued and outstanding shares of capital stock of M-P Corporation have been duly authorized and validly issued and are fully paid and nonassessable; and all of such shares are owned of record by the Operating Partnership, free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma or Delaware naming the Operating Partnership as debtor is on file in the office of the Secretary of State of the State of Oklahoma or Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Business Corporations Act of the Province of Alberta, Canada.

                 (iv) M-P Partnership has been duly formed and is validly existing as a general partnership under the laws of the Province of Alberta, Canada, with all necessary partnership power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Prospectus; M-P Corporation owns a general partner interest in M-P Partnership of 60%; such general partner interest is duly authorized by the M-P Partnership Agreement and was validly issued; and M-P Corporation owns its general partner interest in M-P Partnership free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma or Delaware naming M-P Corporation as debtor is on file in the office of the Secretary of State of the State of Oklahoma or Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Partnership Act (Alberta).

                 (v) Each of the Conveyance Agreements constitutes valid and legally binding agreements of the parties thereto, enforceable against such parties in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                 (vi) The Bank Credit Agreement has been duly authorized and validly executed and delivered by the Operating Partnership; and the Bank Credit Agreement constitutes a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                 (vii) The statements in the Registration Statement and the Prospectus under the caption "Business and Properties--Government Regulation," insofar as they refer to statements of law or legal conclusions, are accurate and complete in all material respects.

                 (viii) To the knowledge of such counsel, (A) there is no legal or governmental proceeding pending or threatened to which any of the Heritage Entities is a party or to which any of their respective properties is subject that is required to be disclosed in the Prospectus and is not so disclosed and (B) there are no agreements, contracts or other documents to which any of the Heritage Entities is a party that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                 (ix) To the knowledge of such counsel, other than as described or contemplated in the Prospectus (or any supplement thereto), there is no litigation, proceeding or governmental investigation pending or overtly threatened against any of the Heritage Entities that relates to any of the transactions contemplated by the Prospectus or which, if adversely determined, would reasonably be expected to have a material adverse effect on the financial condition, business or results of operations of the Heritage Entities considered as a whole, or would impair or call into question the validity of this Agreement or the performance by any of the Heritage Entities of their obligations under this Agreement, any of the Operative Agreements or the Transactions.

                 (x) Except as described in the Prospectus, to the knowledge of such counsel, none of the Heritage Entities is in (A) breach or violation of the provisions of its certificate or articles of incorporation or bylaws or other organizational documents or (B) default (and no event has occurred which, with notice or lapse of time or both, would constitute such a default) in the due performance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties are subject, which would reasonably be expected to have a material adverse effect on the financial condition, business or results of operations of the Heritage Entities considered as a whole or could impair the ability of any of the Heritage Entities to perform their obligations under the Operative Agreements.

                 (xi) The Operating Partnership is not a "gas utility company," and none of the Partnership, the Operating Partnership or the General Partner is a "holding company" or a "subsidiary company" of a "holding company" or an affiliate thereof, within the meaning of the

Public Utility Holding Company Act of 1935, as amended, and none of the Partnership, the Operating Partnership or the General Partner is subject to regulation thereunder.

                 In addition, such counsel shall state that they have participated in conferences with officers and other representatives of Heritage and the independent public accountants of the Partnership and Heritage and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus (except to the extent specified in the foregoing opinion), no facts have come to such counsel's attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, (ii) the other historical, pro forma and projected financial information and the statistical and accounting information included therein and (iii) the exhibits thereto, as to which such counsel need not comment), as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, and (ii) the other historical, pro forma and projected financial information and the statistical and accounting information included therein, as to which such counsel need not comment), as of its issue date and the Closing Date contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Heritage Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws and the laws of the State of Oklahoma, (D) state that they express no opinion with respect to the title of any of the Heritage Entities to any of their respective real or personal property and (E) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership, the General Partner, the Partnership or the Operating Partnership may be subject.

                 (h) You shall have received on the Closing Date, an opinion or opinions of special counsel to the Heritage Parties in each of the States of Arizona, California, Florida, Michigan, Montana, New Mexico, North Carolina and Washington, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, and authorizing you and your counsel to rely on such opinion or opinions, to the effect that:

                 (i) Each of the Partnership, the Operating Partnership, the General Partner and Corporate Sub has been duly qualified or registered, to the extent required in such state, as a foreign corporation or a foreign limited partnership, as the case may be, for the transaction of business under the laws of such state.

                 (ii) The Operating Partnership has all requisite partnership power and authority under the laws of such state to own or lease its properties and to conduct its business in such state; Corporate Sub has all requisite corporate power and authority under the laws of such state to own or lease its properties and to conduct its business in such state; and upon the consummation of the Transactions, assuming that the Partnership will not be liable under the laws of the State of Delaware for the liabilities of the Operating Partnership and assuming that the Unitholders will not be liable under the laws of the State of Delaware for liabilities of the Partnership or the Operating Partnership, the Partnership will not be liable as a limited partner under the laws of such state for the liabilities of the Operating Partnership, and the Unitholders will not be liable as limited partners under the laws of such state for the liabilities of the Partnership or the Operating Partnership, except in each case to the same extent as under the laws of the State of Delaware.

                 (iii) The execution, delivery and performance of the Conveyance Agreements relating to the transfer of property in such state in accordance with the terms thereof will not violate any statute of such state or any rule, regulation or, to the knowledge of such counsel, any order of any agency of such state having jurisdiction over any of the Partnership, the Operating Partnership, the General Partner or Corporate Sub or any of their respective properties, except for any such violations which, individually or in the aggregate, would not have a material adverse effect upon the holders of Common Units or upon the operations conducted in such state by the Heritage Entities considered as a whole.

                 (iv) Each of the Conveyance Agreements relating to the transfer of property in such state, assuming the due authorization, execution and delivery thereof by the parties thereto and assuming such Conveyance Agreements are governed by the laws of such state notwithstanding any choice of law provisions thereof, is a valid and legally binding agreement of the parties thereto under the laws of such state, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); each of such Conveyance Agreements is in a form legally sufficient as between the parties thereto to convey to the transferee thereunder all of the right, title and interest of the transferor stated therein in and to the properties located in such state, as described in such Conveyance Agreements, subject to the conditions, reservations and limitations contained in such Conveyance Agreements, except motor vehicles or other property requiring conveyance of certificated title as to which such Conveyance Agreements are legally sufficient to compel delivery of such certificated title.

                 (v) Each of the deeds and assignments (including, without limitation, the form of the exhibits and schedules thereto) is in a form legally sufficient for recordation in the appropriate public offices of such state, to the extent such recordation is required, and, upon proper recordation of any of such deeds and assignments in such state, will constitute notice to all third parties under the recordation statutes of such state concerning record title to the assets transferred thereby; recordation in the office of the County Clerk for each county in which the Operating Partnership, the General Partner or Corporate Sub owns property is the appropriate public office in such state for the recordation of deeds and assignments of interests in real property located in such county.

                 (vi) No consent, approval, authorization, order, registration or qualification of or with any governmental agency or body of such state having jurisdiction over the Partnership, the Operating Partnership, the General Partner or Corporate Sub, as the case may be, or any of their respective properties is required for the issue and sale of the Units by the Partnership or for the conveyance of the properties located in such state purported to be conveyed to the Operating Partnership or Corporate Sub pursuant to the Conveyance Agreements, except (A) such permits, consents, approvals and similar authorizations required under the Act and the securities or "Blue Sky" laws of such state, (B) such permits, consents, approvals and similar authorizations which have been obtained, (C) such permits, consents, approvals and similar authorizations which (1) are of a routine or administrative nature,
(2) are not customarily obtained or made prior to the consummation of transactions such as those contemplated hereby and by the Conveyance Agreements and (3) are expected in the reasonable judgment of such counsel to be obtained in the ordinary course of business subsequent to the consummation of the Transactions or (D) such permits, consents, approvals and similar authorizations which, if not obtained, would not, individually or in the aggregate, have a material adverse effect upon the operations conducted in such state by the Heritage Entities considered as a whole.

                 (vii) The General Partner, the Partnership, the Operating Partnership and Corporate Sub possess all certificates, authorizations or permits issued by the appropriate state regulatory agencies or bodies necessary to conduct the business currently (or, as described or contemplated in the Prospectus, to be) operated by them, except (A) with respect to the Partnership, the Operating Partnership and Corporate Sub for such certificates, authorizations or permits which (1) are of a routine or administrative nature,
(2) are not customarily obtained or made prior to the consummation of transactions such as those contemplated hereby and by the Conveyance Agreements and (3) are expected in the reasonable judgment of such counsel to be obtained in the ordinary course of business subsequent to the consummation of the Transactions and (B) such certificates, authorizations or permits which would not, individually or in the aggregate, have a material adverse effect upon the operations conducted in such state by the Heritage Entities considered as a whole.

                 In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Heritage Entities and upon information obtained from public officials, (B) assume that all documents submitted to them are authentic, that all copies submitted to them conform to the originals thereof, that all documents submitted to them as execution copies conform to the executed originals, and that the signatures on all documents examined by such counsel are genuine, (C) state that their opinion is limited to the laws of their state of practice, excepting therefrom municipal and local ordinances and regulations, (D) state that they express no opinion with respect to state or local taxes or tax statutes and (E) state that they express no opinion with respect to the title of any of the real or personal property purported to be transferred by the Conveyance Agreements.

                 (i) The Representatives shall have received from Baker & Botts, L.L.P., counsel for the Underwriters, their opinion or opinions dated the Closing Date with respect to the validity of the Units, the Registration Statement, the Prospectus and such other related matters as the Representatives may require. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the States of Delaware, New York and Texas and the federal law of the United States, upon opinions of counsel satisfactory to the Representatives. The Heritage Entities shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

                 (j) The Representatives shall have received a certificate, dated such Closing Date, of the Chief Executive Officer and the Chief Financial Officer of the General Partner to the effect that: (i) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of their knowledge, contemplated under the Act; (ii) except as described in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus, none of the Heritage Entities has incurred any liabilities or obligations, direct or contingent, nor entered into any transactions, not in the ordinary course of business, which in either case are material to the Heritage Entities considered as a whole, whether or not arising in the ordinary course of business, and there has not been any material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Heritage Entities considered as a whole, or any material change in the partnership interests or long-term debt of the Heritage Entities considered as a whole; (iii) the Heritage Entities have complied with all agreements set forth herein and satisfied all conditions on their part to be performed or satisfied at or before the Closing Date; (iv) the representations and warranties of the Heritage Parties in this Agreement are true and correct at and as of the Closing Date; and (v) between the execution of this Agreement and the Closing Date, the business and operations conducted by the Heritage Entities have not sustained a loss by strike, fire, flood, accident or other calamity (whether or not insured) of such a character as to interfere materially with the conduct of the business and operations of the
Heritage Entities considered as a whole.   As used in this Section 8(j), the
term "Prospectus" means the Prospectus in the form first used to confirm sales of Units.

                 (k) The Heritage Entities shall have furnished to the Representatives such additional certificates as the Representatives may have reasonably requested.

                 (l) The Units shall have been approved for listing on the New York Stock Exchange.

                 (m) Simultaneously with the sale of the Units on the Closing Date, (i) the closing of the offering of the Senior Notes shall have occurred on the basis set forth in the Prospectus, (ii) the Bank Credit Agreement shall have been executed and delivered and become effective in substantially the form filed as an exhibit to the Registration Statement and
(iii) the closings under
the Equity Repurchase Agreement and the Debt Repayment Agreement shall have occurred on the basis set forth in the Prospectus.

                 (n) In the event the Underwriters exercise the option granted in Section 3 hereof to purchase all or any portion of the Optional Units, the representations and warranties of the Heritage Parties contained herein and the statements in any certificates furnished by the Heritage Entities hereunder shall be true and correct as of the Option Closing Date, and you shall have received:

                 (i) A letter from Arthur Andersen LLP, in form and substance satisfactory to you and dated the Option Closing Date, substantially the same in scope and substance as the letter furnished to you pursuant to
Section 8(e), except that the specified date in the letter furnished pursuant to this Section 8(n) shall be a date not more than three days prior to the Option Closing Date.

                 (ii) The opinion of Andrews & Kurth L.L.P., special counsel for the Heritage Parties, in form and substance satisfactory to counsel for the Underwriters, dated the Option Closing Date, relating to the Optional Units and otherwise to the same effect as the opinion required by Section 8(f).

                 (iii) The opinion of Doerner, Saunders, Daniel & Anderson, special counsel for the Heritage Parties, in form and substance satisfactory to counsel for the Underwriters, dated the Option Closing Date, relating to the Optional Units and otherwise to the same effect as the opinion required by
Section 8(g).

                 (iv) The opinion of Baker & Botts, L.L.P., counsel for the Underwriters, dated the Option Closing Date, relating to the Optional Units and otherwise to the same effect as the opinion required by Section 8(i). The Heritage Entities shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

                 (v) A certificate, dated the Option Closing Date, of the Chief Executive Officer and the Chief Financial Officer of the General Partner confirming that the certificate delivered at the Closing Date pursuant to
Section 8(j) remains true as of the Option Closing Date.

                 (vi) The Heritage Entities shall have furnished to the Representatives such additional certificates as the Representatives have reasonably requested.

                 If any of the conditions hereinabove provided for in this Section shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by the Representatives by notifying the Partnership of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be, but the Representatives shall be entitled to waive any of such conditions.

                 9. Termination. This Agreement may be terminated by the Representatives by notice to the Partnership if at or prior to the Closing Date or the Option Closing Date, as the case may be, (a) trading in securities on the New York or American Stock Exchanges shall have been suspended or minimum or maximum prices shall have been established on either such exchange, or a banking moratorium shall have been declared by New York or United States authorities; (b) there shall have been any adverse change in the financial markets in the United States, Japan or Europe or any outbreak or escalation of hostilities between the United States and any foreign power, or of any other insurrection or armed conflict involving the United States that, in the judgment of the Representatives, makes it impracticable or inadvisable to offer, sell or deliver the Firm Units or the Optional Units, as applicable, on the terms contemplated by the Prospectus or this Agreement; (c) there shall have been since the execution of this Agreement or since the respective dates as of which information is given in the Prospectus any material adverse change in the condition (financial or other), or business, prospects or results of operations of the Heritage Entities considered as a whole; (d) there shall have been any development involving the business or properties or securities of the Heritage Entities or the transactions contemplated by this Agreement, which, in the judgment of the Representatives, makes it impracticable or inadvisable to offer, sell or deliver the Firm Units or Optional Units, as applicable, on the terms contemplated by the Prospectus or this Agreement; or (e) if there shall be any litigation, pending or threatened, which, in the judgment of the Representatives, makes it impracticable or inadvisable to offer or deliver the Firm Units or the Optional Units, as applicable, on the terms contemplated by the Prospectus or this Agreement. As used in this Section 9, the term "Prospectus" means the Prospectus in the form first used to confirm sales of Units.

                 10. Reimbursement of Underwriters. Notwithstanding any other provisions hereof, if this Agreement shall be terminated by the Representatives under Section 8, Section 9 or Section 12, the Heritage Parties will bear and pay the expenses specified in Section 5 hereof and, in addition to its obligations pursuant to Section 6 hereof, the Heritage Parties will reimburse the reasonable out-of-pocket expenses of the several Underwriters (including reasonable fees and disbursements of counsel for the Underwriters) incurred in connection with this Agreement and the proposed purchase of the Units, and promptly upon demand the Heritage Parties will pay such amounts to you as Representatives. In addition, the provisions of Section 6 shall survive any such termination.

                 11. Default by Underwriters. If any Underwriter or Underwriters shall default in its or their obligations to purchase Firm Units hereunder on the Closing Date and the aggregate number of Firm Units which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Firm Units which the Underwriters are obligated to purchase at the Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Firm Units which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters shall so default and the aggregate number of Firm Units with respect to which such default or defaults occur is more than 10% of the total number of Firm Units underwritten and arrangements satisfactory to the Representatives and the Partnership for the purchase of such Firm

Units by other persons are not made within 48 hours after such default, this Agreement shall terminate. If any Underwriter or Underwriters shall default in its or their obligations to purchase Optional Units hereunder on the Option Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Optional Units which such defaulting Underwriter or Underwriters agreed but failed to purchase.

                 If the remaining Underwriters or substituted underwriters are required hereby or agree to take up all or part of the Firm Units or Optional Units, as applicable, of a defaulting Underwriter or Underwriters as provided in this Section 11, (a) the Partnership shall have the right to postpone the Closing Date or the Option Closing Date, as applicable, for a period of not more than five full business days, in order that the Partnership may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Partnership agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (b) the respective numbers of Firm Units or Optional Units, as applicable, to be purchased by the remaining Underwriters or substituted underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Partnership, or the Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this
Section 11 shall be without liability on the part of any non- defaulting Underwriter or the Partnership, except for expenses to be paid or reimbursed pursuant to Section 5 and except for the provisions of Section 6.

                 12. Default by the Partnership. If the Partnership shall fail at the Closing Date or the Option Closing Date, as applicable, to sell and deliver the number of Firm Units or Optional Units, as applicable, which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party.

                 No action taken pursuant to this Section shall relieve the Partnership so defaulting from liability, if any, in respect of such default.

                 13. Notices. All communications hereunder shall be in writing and, if sent to the Underwriters shall be mailed, delivered or telegraphed and confirmed to you, as their Representatives c/o Dean Witter Reynolds Inc. at Two World Trade Center, 65th Floor, Corporate Finance, New York, New York 10048, Attention: Samuel H. Wolcott, III, except that notices given to an Underwriter pursuant to Section 6 hereof shall be sent to such Underwriter at the address provided to the Representatives or, if sent to the Partnership, shall be mailed, delivered or telegraphed and confirmed c/o the General Partner, 8801 South Yale Avenue, Suite 310, Tulsa, Oklahoma 74137,
Attention: James E.  Bertelsmeyer.

                 14. Successors. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Heritage Parties and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Heritage Parties contained in this Agreement shall also be for the benefit of the person or persons, if any, who control any Underwriter or Underwriters within the meaning of Section 15 of the Act, and the indemnities of the several Underwriters shall also be for the benefit of each director of any Heritage Party, each of its officers who has signed the Registration Statement and the person or persons, if any, who control the Heritage Parties within the meaning of Section 15 of the Act.

                 15. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT
REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.   Each of the Heritage Parties
hereby consents to personal jurisdiction in the State of New York and voluntarily submits to the jurisdiction of the courts of such state, including the federal district courts located in such state, in any proceeding with respect to this Agreement.

                 16. Counterparts. This Agreement may be executed by one or more parties hereto in any number of counterparts each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                 17. Authority of the Representatives. In connection with this Agreement, the Representatives will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives jointly or by Dean Witter Reynolds Inc., as Representatives of the several Underwriters, will be binding on all the Underwriters.

                 If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

                               Very truly yours,

                               HERITAGE PROPANE PARTNERS, L.P.

                               By  Heritage Holdings, Inc., its General Partner



                               By
                                 ----------------------------------------------
                               Name:
                               Title:


                               HERITAGE OPERATING, L.P.

                               By  Heritage Holdings, Inc., its General Partner


                               By
                                 ----------------------------------------------
                               Name:
                               Title:


                               HERITAGE HOLDINGS, INC.


                               By
                                 ----------------------------------------------
                               Name:
                               Title:

Accepted and delivered,
         as of the date first above written:
DEAN WITTER REYNOLDS INC.
OPPENHEIMER & CO., INC.
A.G. EDWARDS & SONS, INC.
PRUDENTIAL SECURITIES INCORPORATED
         Acting on their own behalf and as Representatives of the several Underwriters referred to in the foregoing Agreement.
BY DEAN WITTER REYNOLDS INC.



By__________________________________________________________
                 Authorized Signature

                                   SCHEDULE A




                                                           NUMBER OF
                                                           FIRM UNITS TO
NAME                                                       BE PURCHASED
- ----                                                       ------------
Dean Witter Reynolds Inc.
Oppenheimer & Co., Inc.
A.G. Edwards & Sons, Inc.
Prudential Securities Incorporated





                                                            __________
Total . . . . . . . . . . . . . . . . . . . . . . . . . . .  4,025,000
                                                            ==========





                                      A-1